NUMBER                                                                                                SHARES
     001                                                                                                                                                                                                                          5,800

FPB BANCORP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

THIS CERTIFIES THAT THE UNITED STATES DEPARTMENT OF THE TREASURY

is the owner of:

Five Thousand Eight Hundred

FULLY PAID AND NONASSESSABLE SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

$1,000 LIQUIDATION PREFERENCE PER SHARE

The shares represented by this Certificate are transferable only on the stock transfer books of FPB Bancorp, Inc. by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate, and the shares represented hereby, are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Certificate Of The Designation, Preferences, Rights And Limitations Of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of FPB Bancorp, Inc., and any amendments thereto (copies of which are on file with the Corporate Secretary of FPB Bancorp, Inc. and the Secretary of State of the State of Florida), to all of which provisions the holder by acceptance hereof assents.  The shares evidenced by this Certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, FPB Bancorp, Inc. has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:      December 5, 2008

             SEAL

/s/ David W. Skiles                                                                                                                        /s/ Ann L. Decker
President                                                                                                                             Corporate Secretary

    For value received                                                                                        hereby sell(s), assign(s) and transfer(s) unto:

Please insert social security number
or other identifying number of assignee:

________________________________________________________________
              (Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________

________________________________________________________________

________________________________________________________________

______________ shares represented by the within certificate, and do hereby irrevocably constitute(s) and appoint(s) ____________________ as the Attorney to transfer the said shares on the books of FPB Bancorp, Inc. with full power of substitution in the premises.

Date                                           ,

                ____________________________
Signature

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMETN MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.